EXHIBIT 5.1


                              NTL INCORPORATED
                            110 EAST 59TH STREET
                          NEW YORK, NEW YORK 10022


                                         April 7, 1999


 Securities and Exchange Commission
 450 Fifth Avenue, N.W.
 Washington, D.C. 20549


           Re:  NTL Incorporated's Registration Statement on Form S-8

 Ladies and Gentlemen:

           I am Senior Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Company"), and am familiar with the proceedings taken by the Company in connection with (a) the Registration Statement on Form S-8 (the "Registration Statement") which the Company is filing to register 167,205 shares of its common stock, par value $.01 per share (the "Common Stock"), under the Securities Act of 1933, as amended (the "Securities Act"), issuable under The Diamond Cable Senior Management Option Scheme (the "Scheme") and The NTL Exchange Plan (the "Plan") to certain employees of Diamond Cable Communications Plc ("Diamond") who have been granted options pursuant to the Scheme, which options have been converted into (i) options to purchase Common Stock or
 (b) shares of Common Stock in connection with a share exchange between the Company and the shareholders of Diamond, the terms and conditions of which are governed by the Share Exchange Agreement, dated as of June 16, 1998, as amended (the "Share Exchange Agreement"), among the Company and such shareholders of Diamond, and (b) the Stockholder Rights Agreement, dated as of October 13, 1993, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), which provides for one right (each, a "Right") to purchase shares of the Company's Series A Junior Participating Preferred Stock to be attached to and issued with each share of Common Stock.

           This opinion is delivered in accordance with the requirements of
 Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

           As General Counsel of the Company, I have general supervision over the Company's legal affairs. In such capacity, I have examined and am familiar with originals or copies of (i) the Restated Certificate of Incorporation and By-laws of the Company, as currently in effect, (ii) resolutions of the Board of Directors of the Company relating to the Share Exchange and the Registration Statement, (iii) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, (iv) the Share Exchange Agreement, (v) the Rights Agreement, (vi) the Scheme and the Plan, and (vii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

           In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In examining documents executed or to be executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others.

           I am admitted to the Bar of the State of New York, and I do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

           Based upon and subject to the foregoing, I am of the opinion that:

           1. The shares of Common Stock, when issued under the circumstances contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

           2. The Rights, when issued in accordance with the Rights Agreement, will be validly issued.

           I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.



                                    Very truly yours,



                                    /s/ Richard J. Lubasch
                                    --------------------------------------
                                    Richard J. Lubasch
                                    Senior Vice President, General Counsel
                                    and Secretary